UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):               May 20, 2020

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	AWRE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 20, 2020, we held an annual meeting of stockholders. A total of 21,521,886 shares of our common stock were outstanding as of April 1, 2020, the record date for the annual meeting. The first matter acted upon at the annual meeting was the election of two Class III directors of our board of directors. Our stockholders elected Robert A. Eckel and Peter R. Faubert as members of our board of directors as Class III directors for a three-year term. The final results of the vote, as reported by our inspector of elections, were as follows:

Nominee	For	Withheld
Robert A. Eckel	12,385,999	258,725
Peter R. Faubert	12,384,137	260,587

The second matter acted upon at the annual meeting was an advisory vote on the approval of named executive officer compensation. Our stockholders approved, on an advisory basis, the compensation of individuals identified in the Summary Compensation Table, as disclosed in the Aware, Inc. 2020 proxy statement pursuant to the compensation disclosure rules of the SEC. The final results of the vote, as reported by our inspector of elections, were as follows:

For	Against	Abstain
12,209,502	346,893	88,329

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By:	/s/ Robert A. Eckel
Robert A. Eckel
President and Chief Executive Officer

Date: May 21, 2020